As filed with the Securities and Exchange Commission on December 19, 2000
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                                  TALK.COM INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                     23-2827736
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                           12020 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (702) 391-7500
   (Address and telephone number of registrant's principal executive offices)

               OPTION AGREEMENTS GRANTED TO OFFICERS AND EMPLOYEES
                      OF TALK.COM INC. AND ITS SUBSIDIARIES
         RESTATED ACCESS ONE COMMUNICATIONS CORP. 1997 STOCK OPTION PLAN
         RESTATED ACCESS ONE COMMUNICATIONS CORP. 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                              ALOYSIUS T. LAWN, IV
                          GENERAL COUNSEL AND SECRETARY
                                  TALK.COM INC.
                           12020 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (702) 391-7500

                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                 PROPOSED MAXIMUM      PROPOSED MAXIMUM
          TITLE OF EACH CLASS                  AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING           AMOUNT OF
    OF SECURITIES TO BE REGISTERED            REGISTERED (2)         SHARE (3)              PRICE (4)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share(1)    8,194,309 shares          $9.61             $78,721,765.18             $20,782.55
------------------------------------------------------------------------------------------------------------------------------------

(1)      Includes the associated rights to purchase Series A Junior Participating Preferred Stock. No separate consideration will be received for the rights, which initially will trade together with the Common Stock.

(2)      Pursuant to Rule 416, there are also being  registered such  additional  shares of Common Stock of the registrant as may be issuable in the case of stock splits, stock dividends and similar transactions, as provided in the Option Agreements and in the Amended and Restated Access One Communications Corp. 1997 and 1999 Stock Option Plans.

(3)      The shares of Common  Stock may be acquired  upon the exercise of options to purchase an aggregate of such number of shares granted  prior to the date hereof to officers and employees of Talk.com Inc. and its  subsidiaries  at prices  ranging from
         $0.88 to $17.25 per share.  Pursuant to Rule 457(h)(1),  the proposed  maximum  offering price per share is computed on the basis of the weighted average exercise price per share of Common Stock.

(4)      Pursuant  to Rule  457(h)(1),  the  maximum  aggregate  offering  price is computed on the basis of the prices at which the options may be exercised.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Talk.com Inc. (the "Company" or the "Registrant") with the SEC are hereby incorporated herein by reference:

      o the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 23, 2000 (SEC file no. 0-26728);

      o Amendment No. 1 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on April 28, 2000 (SEC file no. 0-26728);

      o the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed with the SEC on May 15, 2000 (SEC file no. 0-26728);

      o the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed with the SEC on August 14, 2000 (SEC file no. 0-26728);

      o the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2000, filed with the SEC on November 14, 2000 (SEC file no. 0-26728);

      o the Company's current report on Form 8-K, filed with the SEC on April 7, 2000 (SEC file no. 0-26728);

      o the Company's current report on Form 8-K, filed with the SEC on August 3, 2000 (SEC file no. 0-26728);

      o the Company's current report on Form 8-K, filed with the SEC on August 11, 2000 (SEC file no. 0-26728);

      o the Company's current report on Form 8-K, filed with the SEC on September 13, 2000 (SEC file no. 0-26728);

      o the description of the Company's capital stock contained in its registration statement on Form 8-A, dated September 8, 1995; and

      o the description of the Company's preferred stock purchase rights contained in its registration statement on Form 8-A, filed with the SEC on August 27, 1999.

         All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Company's Common Stock offered hereby has been sold or which withdraws from registration such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Aloysius T. Lawn, IV, General Counsel and Secretary, has rendered an opinion to the effect that the shares of common stock subject to this Registration Statement are duly authorized and, as or when issued in accordance with the terms of the plan and/or the agreements, have been or will be legally issued, fully paid and non-assessable. As of December 1, 2000, Mr. Lawn owns 88,650 shares of common stock and options covering 572,500 shares of Common Stock.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

         A Delaware corporation may indemnify any person in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, except that no indemnification may be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         A Delaware corporation must indemnify any present or former director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending any such action, suit or proceeding in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

         Article VI of the Bylaws of the Company provides for indemnification of its directors and executive officers to the maximum extent permitted by the DGCL. Additionally, the Company has entered into indemnification agreements with certain of its directors and officers. These agreements provide for indemnification to the fullest extent permitted by law and, in certain respects, may provide greater protection than that specifically provided for by providing indemnification for, among other things, conduct which is adjudged to be fraud, deliberate dishonesty or willful misconduct.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other employee against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Company has purchased an insurance policy that purports to insure the officers and directors against certain liabilities incurred by them in the discharge of their functions as officers and directors.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

Item 8. EXHIBITS.

The exhibits listed on the Index of Exhibits on page II-5 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrar pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 13th day of December, 2000.

                                     TALK.COM INC.


                                     By: /s/ Gabriel A. Battista
                                        -----------------------------------
                                         Gabriel A. Battista
                                         Chairman of the Board, Chief
                                         Executive Officer and Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gabriel A. Battista and Aloysius
T. Lawn, IV, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or supplements (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                          TITLE                                    DATE
                  ---------                                          -----                                    ----

       /s/ Gabriel A. Battista
---------------------------------------         Chairman of the Board, Chief Executive Officer          December 13, 2000
           Gabriel A. Battista                  and Director (Principal Executive Officer)


       /s/ Kenneth G. Baritz
---------------------------------------         President and Director                                  December 13, 2000
           Kenneth G. Baritz


       /s/ Edward B. Meyercord, III             Chief Operating Officer, Chief Financial                December 13, 2000
---------------------------------------         Officer and Treasurer (Principal Financial
           Edward B. Meyercord, III             Officer)


       /s/ Janet C. Kirschner
---------------------------------------         Controller (Principal Accounting Officer)               December 13, 2000
           Janet C. Kirschner


       /s/ Mark S. Fowler
---------------------------------------         Director                                                December 13, 2000
           Mark S. Fowler


       /s/ Arthur J. Marks
---------------------------------------         Director                                                December 13, 2000
           Arthur J. Marks


       /s/ Ronald R. Thoma
---------------------------------------         Director                                                December 13, 2000
           Ronald R. Thoma

                                INDEX TO EXHIBITS

EXHIBIT NUMBER                       DESCRIPTION
--------------                       -----------

Exhibit 4.1 Form of Non-Qualified Stock Option Agreement for the Restated Access One Communications Corp. 1997 Stock Option Plan and the Restated Access One Communications Corp. 1999 Stock Option Plan.

Exhibit 4.2       Restated  Access One  Communications  Corp.  1997 Stock Option
                  Plan.

Exhibit 4.3       Restated  Access One  Communications  Corp.  1999 Stock Option
                  Plan.

Exhibit 4.4 Form of Incentive Stock Option Agreement for the Restated Access One Communications Corp. 1997 Stock Option Plan and the Restated Access One Communications Corp. 1999 Stock Option Plan.

Exhibit 4.5       Form of Non-Qualified Stock Option Agreement.

Exhibit 5.1 Opinion of Aloysius T. Lawn, IV, General Counsel and Secretary of Talk.com Inc., with respect to the validity of the Common Stock being registered.

Exhibit 23.1 Consent of BDO Seidman, LLP, independent certified public accountants.

Exhibit 23.2      Consent of Aloysius T. Lawn, IV (included in Exhibit 5.1).

Exhibit 24.1      Power of attorney  of the  directors  and certain  officers of
                  Talk.com  Inc.   (included  in  the  signature  page  of  this
                  Registration Statement at page II-4).